UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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Electromed, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ELECTROMED, INC.
500 Sixth Avenue Northwest
New Prague, MN 56071
(952) 758-9299

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON FRIDAY, NOVEMBER 13, 2015

To our Shareholders:

The Fiscal 2016 Annual Meeting of the Shareholders (the “Annual Meeting”) of Electromed, Inc. (the “Company”) will be held at the Company’s offices at 628 Sixth Street Northwest, New Prague, Minnesota 56071 on Friday, November 13, 2015 at 9:45 a.m. Central Time, for the following purposes:

1.	Election of the directors named in the accompanying proxy statement, thereby setting the number of directors at six;

2.	Ratification of the appointment of McGladrey LLP as our independent registered public accounting firm;

3.	Approval, on a non-binding and advisory basis, of our executive compensation; and

4.	Transaction of any other business properly brought before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 22, 2015 as the record date for determining the shareholders entitled to notice of and to vote at the Annual Meeting and any adjournments thereof. The stock transfer books of the Company will not be closed.

By order of the Board of Directors,

Stephen H. Craney
Chairman of the Board

THE PROMPT SUBMISSION OF PROXIES WILL SAVE THE COMPANY THE EXPENSE OF FURTHER REQUESTS FOR PROXIES IN ORDER TO ENSURE A QUORUM. AN ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE, OR YOU MAY VOTE ONLINE OR BY PHONE.

Important Notice Regarding the Availability of Proxy Materials
for the Annual Meeting to be held on November 13, 2015
The Notice, Proxy Statement, Form of Proxy Card, Annual Report on Form 10-K, and Shareholder Letter are available at http://www.smartvest.com/electromed/investor-relations/annual-meeting/

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ELECTROMED, INC.

Proxy Statement

Fiscal 2016 Annual Meeting of Shareholders

Friday, November 13, 2015

10:00 a.m. Central Time

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Electromed, Inc., a Minnesota corporation (the “Company”), for use at the Fiscal 2016 Annual Meeting of Shareholders of the Company to be held on Friday, November 13, 2015 (the “Annual Meeting”), and at any adjournment thereof. The Annual Meeting will be held at the Company’s offices at 628 Sixth Street Northwest, New Prague, Minnesota 56071. Registration for the Annual Meeting will begin at approximately 9:45 a.m. Central Time and the Annual Meeting will commence at 10:00 a.m. Central Time. This solicitation is being made by mail; however, the Company may also use its officers, directors, and employees (without providing them with additional compensation) to solicit proxies from shareholders in person or by telephone, facsimile, email or letter. Distribution of this proxy statement and the proxy card via U.S. Mail is scheduled to begin on or about September 29, 2015.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING

Q:	Why did I receive this proxy statement?

A:	The Company is soliciting your proxy vote at the Annual Meeting because you were the owner of record of one or more shares of common stock of the Company at the close of business on September 22, 2015, the record date for the meeting, and are therefore entitled to vote at the Annual Meeting.

Q:	What is a proxy?

A:	A proxy is your legal designation of another person or persons (the “proxy” or “proxies,” respectively) to vote on your behalf. By completing and returning the enclosed proxy card, you are giving Stephen H. Craney and Kathleen S. Skarvan, the designated proxies, the authority to vote your shares of common stock at the Annual Meeting in the manner you indicate on your proxy card. If you sign and return the enclosed proxy card but do not give direction with respect to any nominee or other proposal, the proxies will vote your shares as recommended by the Board. The proxies are authorized to vote in their discretion (except as otherwise provided below) if other matters are properly submitted at the Annual Meeting, or any adjournments thereof.

Q:	When and where is the Annual Meeting?

A:	The Annual Meeting will be held on Friday, November 13, 2015, at the Company’s building located at 628 Sixth Street Northwest, New Prague, Minnesota. Registration for the meeting will begin at approximately 9:45 a.m. Central Time. The Annual Meeting will commence at approximately 10:00 a.m. Central Time.

Q:	What am I voting on?

A:	You are voting on the following matters:

• Proposal 1 — To elect the directors named in this proxy statement, thereby setting the number of directors at six;
• Proposal 2 — To ratify the appointment of McGladrey LLP as our independent registered public accounting firm; and
• Proposal 3 — To approve, on a non-binding and advisory basis, our executive compensation.

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Q:	What does the Board recommend?

A:	The Board recommends a vote:

• FOR the election of all of the directors named in this proxy statement, thereby setting the number of directors at six (see Proposal 1);
• FOR the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm (see Proposal 2); and
• FOR the approval, by a non-binding vote, of named executive officer compensation (see Proposal 3).

Q:	How many votes do I have?

A:	On any matter which may properly come before the Annual Meeting, each shareholder entitled to vote thereon will have one (1) vote for each share of common stock owned of record by such shareholder as of the close of business on September 22, 2015.

Q:	How many shares of common stock may vote at the Annual Meeting?

A:	At the close of business on the record date, there were 8,163,857 outstanding shares of common stock each of which is eligible to cast one vote on matters presented at the Annual Meeting.

Q:	What vote is required to approve each of the Proposals?

A:	Provided a quorum is present in person or by proxy at the Annual Meeting each proposal will be subject to the following requirements:

Proposal 1 – Election of Directors — The nominees receiving the greatest number of votes relative to the votes cast for the other nominees will be elected, regardless of whether an individual nominee receives votes from a majority of the quorum of shares represented at the Annual Meeting (in person or by proxy). Election of the six directors named in this proxy statement will be deemed to be shareholder approval of setting the number of directors at six.

Proposal 2 – Ratification of the Appointment of McGladrey LLP as the Company’s Independent Registered Public Accounting Firm — The affirmative vote of the holders of a majority of the shares of common stock present at the Annual Meeting (whether in person or by proxy) will result in approval of the proposal to ratify the appointment of McGladrey LLP as the Company’s independent registered public accounting firm.

Proposal 3 – Approval, by a Non-Binding Vote, of Named Executive Officer Compensation — The affirmative vote of the holders of a majority of the shares of common stock represented at Annual Meeting (whether in person or by proxy) and entitled to vote on the proposal will result in the approval of our named executive officer compensation. However, this is a non-binding advisory vote, which means that the result of the vote is not binding on the Company, our Board or the Personnel and Compensation Committee. To the extent there is any significant vote against our named executive officer compensation as disclosed in this proxy statement, the Personnel and Compensation Committee will evaluate whether any actions are necessary to address the concerns of shareholders.

Shareholders do not have cumulative voting rights with respect to the election of directors or any other matter. With respect to each director nominee, shareholders will be able to cast one vote per share owned by such shareholder as of the record date. Accordingly, a holder of 100 shares will be able to cast 100 votes for each nominee.

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Q:	What constitutes a quorum?

A:	Transaction of business may occur at the Annual Meeting if a quorum is present. In order to achieve a quorum, shareholders holding at least a majority of the Company’s issued and outstanding shares of common stock entitled to vote as of the record date must be present in person or by proxy at the Annual Meeting. Based on the number of shares outstanding as of the record date, the presence of 4,081,929 shares will constitute a quorum for the transaction of business on all proposals properly brought before the Annual Meeting. If you submit a proxy or vote in person at the meeting, your shares will be counted in determining whether a quorum is present at the Annual Meeting. Broker non-votes and abstentions are also counted for the purpose of determining a quorum, as discussed below.

Q.	What is the effect of abstentions and withhold votes?

A:	You may either vote FOR or WITHHOLD authority to vote for each nominee for the Board. If you WITHHOLD authority to vote on any or all nominees, your vote will have no effect on the outcome of the election. You may vote FOR, AGAINST or ABSTAIN on proposals 2, and 3. If you ABSTAIN from voting on proposals 2 or 3, your shares will be deemed present but will not be deemed to have voted in favor of the proposal, and your vote therefore has the same effect as a vote against the proposal. If you sign and submit your proxy card without providing voting instructions, your shares will be voted FOR each director nominee and FOR proposals 2 or 3.

Q:	What is the effect of broker non-votes?

A:	Shares that are held by stock brokers in “street name” may be voted by the stock broker on “routine” matters, such as the number of directors and ratification of our independent registered public accounting firm. To vote on “non-routine” matters, the stock broker must obtain shareholder direction. When the stock broker does not obtain direction to vote the shares, the stock broker’s abstention is referred to as a “broker non-vote.”

Brokers do not have discretion to vote shares for the election of directors, for the advisory vote on our executive officer compensation or for any other non-routine matters that may be brought before the meeting. Accordingly, if your shares are held in street name and you do not submit voting instructions to your broker, your shares will not be counted in determining the outcome of these proposals. Brokers will have discretion to vote on the number of directors and the ratification of McGladrey LLP as the Company’s independent registered public accounting firm if you do not provide voting instructions.

Broker non-votes will be considered present for quorum purposes at the Annual Meeting. Broker non-votes in connection with the election of directors are not deemed “votes cast,” and, since directors are elected by a plurality, will have no effect on the election. Approval of other non-routine business matters requires the affirmative vote of the majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Because broker non-votes are not entitled to vote on non-routine business matters, they will have no effect on the outcome of the vote on such matters.

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Q:	How do I vote my shares?

A:	If you are a shareholder of record, you may vote your shares at the Annual Meeting using one of the following methods:

	•	Proxy Card. The enclosed proxy card is a means by which a shareholder may authorize the voting of his, her, its or their shares of common stock at the Annual Meeting. The shares of common stock represented by each properly-executed proxy card will be voted at the Annual Meeting in accordance with the shareholder’s directions. The Company urges you to specify your choices by marking the appropriate boxes on the enclosed proxy card. After you have marked your choices, please sign and date the proxy card and mail the proxy card to the Company’s stock transfer agent, Wells Fargo Shareowner Services, in the enclosed envelope. If you sign and return the proxy card without specifying your choices, your shares will be voted FOR the Board’s nominees, FOR the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm, and FOR the approval, by a non-binding vote, of named executive officer compensation.

	•	By telephone. You may authorize the voting of your shares of common stock at the Annual Meeting by calling (800) 690-6903 using a touch tone telephone. Complete instructions for telephone voting are provided on the proxy card.

	•	Online. You may authorize the voting of your shares of common stock at the Annual Meeting by visiting the website www.proxyvote.com. Complete instructions for voting online are provided on the proxy card.

	•	In person at the Annual Meeting. All shareholders of record as of the record date may vote in person at the Annual Meeting. Even if you plan to attend the Annual Meeting, the Company requests that you vote ahead of time using one of the methods above.

You are a “street name” holder rather than a “shareholder of record” if your shares are held in the name of a stock broker, bank, trust or other nominee as a custodian, and this proxy statement was forwarded to you by that organization. If you are a “street name” holder, you must instruct your nominee as to your voting preferences. Please contact your nominee/custodian to do so. Because a beneficial owner is not the shareholder of record, you may not vote your shares in person at the Annual Meeting unless you obtain a legal proxy from the broker, bank, trustee or nominee that holds your shares, giving you the right to vote the shares at the Annual Meeting.

Q:	Can I change my vote after I have mailed in my proxy card?

A:	Proxies solicited by the Board may be revoked at any time prior to the Annual Meeting. No specific form of revocation is required. You may revoke your proxy by:

	•	Voting in person at the Annual Meeting;
	•	Returning a later-dated signed proxy card; or
	•	Giving personal or written notice of the revocation to the inspector of election at the commencement of the Annual Meeting.

If your shares are held in street name through a broker or other nominee, you will need to contact that nominee if you wish to change your voting instructions.

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Q:	How will my shares be voted if I do not specify how they should be voted?

A:	If you are a record holder and sign and return your proxy card, but do not mark choices for a particular proposal, then the proxies solicited by the Board will be voted in accordance with the Board’s recommendation for that proposal, as set forth in this proxy statement.

If you are a street name holder and do not submit specific voting instructions to your broker, the organization that holds your shares would be permitted to vote your shares with respect to “routine” items, but not with respect to “non-routine” items. On non-routine items for which you do not submit specific voting instructions to your broker, the shares will be treated as “broker non-votes.” Broker non-votes will be counted for purposes of determining whether a quorum is present, but will not be considered shares entitled to vote on the proposal and therefore will not be treated as affirmative or opposing votes. The proposal to ratify the appointment of McGladrey LLP as our independent registered public accounting firm is considered routine and therefore may be voted upon by your broker if you do not give instructions to your broker. The other proposals set forth on the Notice of Annual Meeting are non-routine matters.

Q:	Who can attend the Annual Meeting?

A:	All shareholders of record as of the close of business on the record date may attend the Annual Meeting. We will request identification in order to ensure an orderly meeting.

If you are not a shareholder of record but hold shares through a broker, bank, trustee, or other nominee as custodian (i.e., in street name), we will request proof of your beneficial ownership as of the record date, such as an account statement, a copy of the voting instruction card provided by your custodian, a legal proxy provided by your custodian, or other similar evidence of ownership.

Q:	What is the record date for the Annual Meeting?

A:	The Board has fixed September 22, 2015, as the record date.

Q:	Who will count the votes?

A:	All proxies submitted to the Company and all votes cast at the Annual Meeting will be tabulated by Broadridge Financial Solutions.

Q:	Who is paying for this proxy solicitation?

A:	The entire cost of this proxy solicitation will be borne by the Company. The cost will include the cost of supplying necessary additional copies of the solicitation materials for beneficial owners of shares held of record by brokers, dealers, banks and voting trustees and their nominees and, upon request, the reasonable expenses of such record holders for completing the mailing of such materials to such beneficial owners.

Q:	How do I nominate a candidate for election as a director at next year’s Annual Meeting?

A:	Nominations for director are made by the Board upon recommendation by the Nominating and Governance Committee, which is composed of independent directors. Shareholders may nominate a candidate for director to stand for election at the Fiscal 2017 Annual Meeting by following the procedures explained below in this proxy statement under “CORPORATE GOVERNANCE–Nominating and Governance Committee-Director Nominations” and contained in the rules and regulations of the Securities and Exchange Commission (the “SEC”).

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Q:	What is a shareholder proposal?

A:	A shareholder proposal is a proposal submitted by a shareholder that, if approved, would recommend or require that the Company and/or the Board take the proposed action. If you intend to submit a shareholder proposal, the proposal should state as clearly as possible the course of action that you believe the Company should follow. If your proposal is included in the Company’s proxy statement, then the Company must also provide the means for shareholders to vote on the matter via the proxy card. The deadlines and procedures for submitting shareholder proposals for the Fiscal 2017 Annual Meeting are explained in the following question and answer. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Q:	When are shareholder proposals and director nominations due for the Fiscal 2017 Annual Meeting?

A:	In order to be considered for inclusion in next year’s proxy statement, shareholder proposals must be submitted in writing to the Company no later than June 1, 2016 (120 days prior to the one-year anniversary of the mailing of this proxy statement). The Company suggests that proposals for the Fiscal 2017 Annual Meeting of Shareholders be submitted by certified mail, return receipt requested. The proposal must be in accordance with the provisions of Rule 14a-8 promulgated by the SEC under the Exchange Act of 1934, as amended (the “Exchange Act”).

Shareholders who intend to present a shareholder proposal at the Fiscal 2017 Annual Meeting of Shareholders without including such proposal in the Company’s proxy statement must provide the Company notice of such proposal no later than August 15, 2016 (90 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

Shareholders who intend to present a director nomination at the Fiscal 2017 Annual Meeting of Shareholders, without including such nomination in the Company’s proxy statement must provide the Company notice of such nomination no later than August 15, 2016 (90 days prior to the one-year anniversary of the Annual Meeting) and no earlier than July 16, 2016 (120 days prior to the one-year anniversary of the Annual Meeting). The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any nomination that does not comply with these and other applicable requirements.

If the Company does not receive notice of a shareholder proposal or director nomination intended to be submitted to the Fiscal 2017 Annual Meeting of Shareholders by the dates set forth above, the persons named in the proxy statement and on the proxy card accompanying the notice of meeting for next year’s annual meeting may vote on any such proposal in their discretion without notice of such proposal appearing in such proxy statement.

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ELECTION OF DIRECTORS
(Proposal 1)

The Board is currently composed of six directors. Six individuals, all of whom are current directors, have been nominated for re-election at the Annual Meeting. If elected, each director will hold office until the Fiscal 2017 Annual Meeting of Shareholders and until his or her successor is elected and qualified, or until his or her earlier death, resignation, disqualification or removal. Each of the director nominees has consented to be named in this proxy statement and to serve, if elected. The Company has no reason to believe that any of the director nominees named below will be unable or unwilling to serve as director if elected. If for any reason any nominee withdraws or is unable to serve as director (neither of which is expected at this time), the shares represented by all valid proxies will be voted for the election of a substitute nominee recommended by the Board or, alternatively, not voted for any nominee.

The six nominees receiving the highest number of affirmative votes cast will be elected as directors. Except as otherwise directed on the proxy cards, the proxies will vote all valid proxies for the six nominees identified below.

The Bylaws of the Company, as amended (the “Bylaws”), provide that the number of directors shall be determined by the shareholders annually. The Board has recommended that the number of directors be set at six. The Board believes that the current number of directors strikes an optimal balance between providing diversity of viewpoints and expertise while allowing each director to influence the strategic direction of the Company. If each of the six directors named in this proxy statement are elected at the Annual Meeting, then their election will be deemed to be shareholder approval of setting the number of directors at six.

Nominees for Election as Directors at the Annual Meeting

The Board has nominated each of the following persons for election to serve as directors and recommends that shareholders vote “FOR” the election of each such nominee:

Name	Age	Director Since
Stephen H. Craney	71	2010
William V. Eckles	40	2011
Stan K. Erickson	64	2014
Lee A. Jones	58	2014
Kathleen S. Skarvan	59	2013
George H. Winn	78	2005

Biographical information relating to each of the director nominees is set forth below:

Stephen H. Craney

Mr. Craney has served on the Board since November 2010 and has served as Chairman of the Board since May 2012. Since 1984, Mr. Craney has founded and operated a number of successful companies, including RiverSide Electronics, Ltd., RiverBend Electronics, Ltd., RiverStar, Inc., Custom Control Systems, Inc., RiverStyks, LLC, and JMW Enterprises, Inc. Before becoming an entrepreneur, Mr. Craney worked as an engineer, having earned an electrical engineering degree from the University of Wisconsin-Madison. Mr. Craney is also an active member of a number of community groups, such as the Winona Historical Society. In addition, he has provided support and advice to startup companies for more than 20 years through a local entrepreneur network. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Craney’s experience developing companies with a strong record of growth, his technical knowledge in the electronics field, his research and development experience and his connections within the business community make him uniquely qualified to serve as a director.

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William V. Eckles

Mr. Eckles has been a member of the Board since July 2011. Mr. Eckles has served as the President and Chief Executive Officer of Blue Earth Valley Communications, Inc. since 2003. He also serves as a director of First Bank Blue Earth, FNB Bancshares, Inc. (Blue Earth, Minnesota), and Hector Communications Corporation (New Ulm, Minnesota). Mr. Eckles received his undergraduate degree from the University of St. Thomas in 1999, and received an MBA from the University of St. Thomas in 2007. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Eckles’ experience leading and setting the strategic direction of growing companies allow him to make a significant contribution to the Board.

Stan K. Erickson

Mr. Erickson was first elected to the Board at the Fiscal 2014 Annual Meeting of Stockholders held in November 2014. Mr. Erickson is currently President and Chief Executive Officer of Liberty Capital, Inc., a company he co-founded in September, 2013 to provide capital and advisory services. In November, 2012, he retired from a 32 year career at ZieglerCat, Inc., one of the largest Caterpillar dealers in the U.S. where he most recently served as President and Chief Operating Officer. Mr. Erickson is a veteran of the United States Marine Corps, earned a Business degree from the University of Minnesota, a CPA Certification and began his business career as an auditor and tax professional. Mr. Erickson has actively participated on several private company boards, advisory committees and associations. Among other attributes, skills, experiences and qualifications, our Board believes that Mr. Erickson will be an asset to the Board due to Mr. Erickson’s extensive experience in finance and management.

Lee A. Jones

Ms. Jones was first elected to the Board in September 2014 and has also been a director of Uroplasty, Inc. since August 2006. Since November 2011 Ms. Jones has served as the President and CEO of Rebiotix, Inc., a biotechnology company that develops and commercializes medical therapies. She has more than 30 years of healthcare and medical device industry experience. Until September 2013, Ms. Jones was on the board of Algos Preclinical Services, Inc. From June 2010 until June 2011, she was a CEO-in-Residence at the University of Minnesota Venture Center and from February 2009 until June 2010, Ms. Jones was the Chief Administrative Officer of the Schulze Diabetes Institute of the University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that Ms. Jones will be an asset to the Board due to Ms. Jones’s knowledge of our industry, experience operating a company in the medical device business and experience as an executive officer of a medical products company.

Kathleen S. Skarvan

Ms. Skarvan has served as the Chief Executive Officer of the Company since December 2012 and was elected to the Board in November 2013. Most recently, she was appointed to the additional position of President of the Company in August 2015. Previously, Ms. Skarvan served as Vice President of Operations at OEM Fabricators from November 2011 until October 2012. Prior to her position with OEM Fabricators, Ms. Skarvan served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, Ms. Skarvan managed a public company division with annual revenues in excess of $300 million. Ms. Skarvan also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007. Among other attributes, skills, experiences and qualifications, our Board believes that, as the Chief Executive Officer of the Company, Ms. Skarvan is the person most familiar with the Company’s day to day operations and most capable of effectively identifying strategic priorities and leading the execution of strategy.

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Dr. George H. Winn, D.D.S.

Dr. Winn was first elected to the Board in 2005 and has served as Vice Chairman since May 2012. He has practiced dentistry with emphasis in orthodontics and facial pain management in New Prague, MN, for forty-six years. He is a graduate of Mankato State College, B.A., the University of Minnesota, B.S., and the University of Minnesota School of Dentistry, Doctor of Dental Surgery. He has served as an associate clinical professor in the Department of Operative Dentistry and participates in a medical ethics program of the American College of Dentists at the School of Dentistry, University of Minnesota. Among other attributes, skills, experiences and qualifications, our Board believes that, in addition to the industry relationships that Dr. Winn has developed, his education and experience give him insight into the medical device industry, which makes him uniquely qualified to serve as a director.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” each of the nominees to the Board, thereby setting the number of directors at six. The election of each nominee requires the affirmative vote of a plurality of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

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RATIFICATION OF THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
(Proposal 2)

The Board, acting on the recommendation of the Company’s Audit Committee, has selected McGladrey LLP (“McGladrey”) as the Company’s independent registered public accounting firm for the fiscal year ending June 30, 2016. McGladrey was the Company’s independent registered public accounting firm for the most recent completed fiscal year.

Notwithstanding its selection of McGladrey, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of the Company and its shareholders. If the appointment of McGladrey is not ratified by our shareholders, the Audit Committee may reconsider whether it should appoint another independent registered public accounting firm.

A representative of McGladrey is expected to be present at the Annual Meeting. Such representative will have an opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions regarding preparation of the Company’s financial statements.

Audit Fees

The following table presents fees billed by McGladrey to the Company for the audit of the Company’s annual financial statements, the review of the Company’s interim financial statements, and various other audit and non-audit services provided in connection with the fiscal year ended June 30, 2015, or “fiscal 2015,” and the fiscal year ended June 30, 2014, or “fiscal 2014.”

Category	Year Ended June 30,
	2015	2014
Audit Fees(a)	$126,315	$115,325

(a)	Includes the annual audits and quarterly reviews of the Company’s financial statements, and review of the Company’s registration of Form S-8 for fiscal 2015.

McGladrey provided no other services to the Company in fiscal 2015 or fiscal 2014 that are not included above.

Audit Committee Pre-Approval

Pursuant to its written charter, the Audit Committee is responsible for pre-approving all audit and permitted non-audit services to be performed for the Company by its independent registered public accounting firm or any other auditing or accounting firm. During the year, circumstances may arise that will require the engagement of the independent registered public accounting firm for additional services not contemplated in the original pre-approval. In those instances, we will obtain pre-approval of the Audit Committee before engaging the independent registered public accounting firm.

All audit services and audit-related services incurred during fiscal 2015 and fiscal 2014 were pre-approved by our Audit Committee.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the ratification of the appointment of McGladrey LLP as the Company’s independent registered public accounting firm. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present.

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ADVISORY APPROVAL OF EXECUTIVE COMPENSATION
(Proposal 3)

The Dodd-Frank Wall Street Reform and Consumer Protection Act and Section 14A of the Exchange Act require that we provide our shareholders with the opportunity to vote to approve, on a nonbinding, advisory basis, the compensation of our executive officers as disclosed in this proxy statement in accordance with the compensation disclosure rules of the SEC.

We seek to closely align the interests of our named executive officers with the interests of our shareholders. We designed our compensation program to reward our named executive officers for their individual performance and contributions to our overall business objectives, and for achieving and surpassing the financial goals set by our Personnel and Compensation Committee and our Board.

The vote on this resolution is not intended to address any specific element of compensation. Instead, the vote relates to the overall compensation of our named executive officers, as described in this proxy statement in accordance with the compensation disclosure rules of the SEC.

Accordingly, we ask our shareholders to vote on the following resolution at the Annual Meeting:

RESOLVED, that the Company’s shareholders approve, on a non-binding, advisory basis, the compensation of the named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the summary compensation table and the other related tables and disclosure.

While the Board and especially the Personnel and Compensation Committee intend to carefully consider the results of the voting on this proposal when making future decisions regarding executive compensation, the vote is not binding on the Company, the Personnel and Compensation Committee or the Board and is advisory in nature. To the extent there is any significant vote against the compensation of our named executive officers in this Proposal 3, the Personnel and Compensation Committee will evaluate what actions may be necessary to address our shareholders’ concerns.

Required Vote and Board Recommendation

The Board recommends that you vote “FOR” the approval of the compensation of the named executive officers. Approval of the proposal requires the affirmative vote of a majority of the voting power of the shareholders present, whether in person or by proxy, and entitled to vote at the Annual Meeting, provided that a quorum is present. This vote is advisory and is not binding on the Company, the Board or the Personnel and Compensation Committee.

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CORPORATE GOVERNANCE

Independence

Our Board annually reviews the materiality of any relationship that each of our directors has with our company, either directly or indirectly. Based on that review, our Board has determined that, with the exception of Ms. Skarvan, our President and Chief Executive Officer, all of our current directors are “independent directors” as defined under the applicable regulations of the SEC and the NYSE MKT.

In determining the independence of our directors, our Board considered that the Company has made payments of approximately $101,000, $237,000, and $321,000 during our 2015, 2014, and 2013 fiscal years, respectively, to RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Mr. Craney, in exchange for electronic parts. The Board determined that the terms of its transactions with RiverSide were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of RiverSide’s consolidated gross annual revenues for the applicable fiscal years. The Board also considered that Mr. Eckles is the chief executive officer and owns approximately 20% of the outstanding stock of Blue Earth Valley Communications (“Blue Earth”), an entity from which the Company has purchased approximately $50,000, $34,000 and $25,000 of telecommunications services in each of fiscal year 2015, 2014 and 2013, respectively. The Board determined that the terms of the Company’s transactions with Blue Earth were consistent with what could be obtained in an arm’s length transaction with an unrelated party and that the transactions did not exceed 5% of Blue Earth’s consolidated gross annual revenues for the applicable fiscal years.

Code of Ethics

The Board has approved a Code of Ethics and Business Conduct (the “Code of Ethics”) that applies to all employees, directors, and officers, including the Chief Executive Officer and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer). The Code of Ethics is available in the “Investor Relations” section of our website at www.electromed.com. We intend to disclose on our website, www.electromed.com, any amendment to or waiver from any provision of the Code of Ethics that applies to our Chief Executive Officer or Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer), and that relates to any element of the Code of Ethics identified in Item 406(b) of Regulation S-K. Such disclosure will be provided promptly following the date of the amendment or waiver.

Director Attendance at Annual Meetings

Directors’ attendance at annual meetings can provide shareholders with an opportunity to communicate directly with members of the Board about matters concerning the Company. The Company encourages all directors to attend the Company’s annual meetings, but it does not have a formal attendance policy. All of the Company’s current directors attended the Fiscal 2015 Annual Meeting of Shareholders.

Board Leadership Structure

We have separate individuals serving as Chairman of the Board and as Chief Executive Officer because we believe independent directors and management have different perspectives and roles in strategy development. The Chief Executive Officer is responsible for setting the strategic direction of the Company and managing the day-to-day leadership and performance of the Company, while the Chairman provides guidance to the Chief Executive Officer, sets the agenda for meetings of the Board and presides over meetings of the full Board. We believe this structure promotes active participation of the independent directors and strengthens the role of the Board in fulfilling its oversight responsibility and fiduciary duties to our shareholders while recognizing the day-to-day management direction of the Company by the Chief Executive Officer.

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Risk Oversight

It is management’s responsibility to manage risk and bring to the Board’s attention the most material risks to the Company. The Board has oversight responsibility of the processes established to report and monitor systems for material risks applicable to the Company. The Audit Committee provides oversight of management with respect to enterprise-wide risk management, which focuses primarily on risks relating to the Company’s ability to maintain appropriate levels of credit and insurance coverage, financial and accounting risks, and legal and compliance risks, including oversight of internal controls over financial reporting. In addition, the Personnel and Compensation Committee considers risks related to the attraction and retention of talent and risks relating to the design of compensation programs and arrangements. The Nominating and Governance Committee considers risks and best practices relating to corporate governance policies and procedures. The full Board considers strategic risks and opportunities and regularly receives detailed reports from management and the committees, with respect to their areas of responsibility for risk oversight.

Board and Committee Meetings

During the fiscal 2015, the Board held four formal meetings. In addition, directors frequently communicate with each other informally and, when appropriate, take action by written consent of all directors, or in the case of an action that does not require shareholder approval, the number of directors required to take the action at a meeting, as permitted by the Minnesota Business Corporation Act and the Company’s Articles of Incorporation, as amended. Each director attended at least 75% of the total number of Board meetings held during the most recent completed fiscal year and the total number of meetings held by all committees on which the director served during the same fiscal year.

Committee Membership

The Board has three standing committees: the Audit Committee, the Personnel and Compensation Committee, and the Nominating and Governance Committee. The following table sets forth the current membership of each of the Company’s standing committees:

Director	Board Committee			Independent Director
	Audit	Nominating and Governance	Personnel and Compensation
Stephen H. Craney	Member		Chair	☑
William V. Eckles	Member	Chair		☑
Stan K. Erickson	Chair	Member		☑
Lee A. Jones		Member	Member	☑
Kathleen S. Skarvan
George H. Winn			Member	☑

Our Board has evaluated independence for the members of each committee in accordance with NYSE MKT rules and, with respect to the members of the Audit Committee, Rule 10A-3 of the Exchange Act. The membership and responsibilities of each committee complies with the listing requirements of the NYSE MKT.

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Audit Committee

Our Audit Committee currently consists of Mr. Erickson (Chair), Mr. Craney, and Mr. Eckles. Under its charter, the Audit Committee must consist of at least three independent directors and its composition must otherwise satisfy NYSE MKT and SEC requirements applicable to audit committees. The principal functions of the Audit Committee are to evaluate and review the Company’s financial reporting process and systems of internal controls. The Audit Committee evaluates the independence of the Company’s independent registered public accounting firm, recommends selection of the Company’s independent registered public accounting firm to the Board, approves fees to be paid to our independent registered public accounting firm, and reviews the Company’s financial statements with management and the independent registered public accounting firm. The Audit Committee has recommended to the Board the appointment of McGladrey LLP to serve as the Company’s independent registered public accounting firm for the 2015 fiscal year. The Audit Committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of the Company’s website at www.electromed.com. The Audit Committee held four meetings during the most recent completed fiscal year.

Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for audit committee members pursuant to the NYSE MKT Company Guide and the rules and regulations promulgated by the SEC. The Board has further determined that Stan K. Erickson qualifies as an “audit committee financial expert” as defined by Item 407(d)(5) of Regulation S-K under the Securities Act of 1933, as amended.

Report of the Audit Committee

The following report of the Audit Committee shall not be deemed to be filed with the Securities and Exchange Commission (“SEC”) or incorporated by reference in any previous or future documents filed by the Company with the SEC under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the reference in any such document.

In accordance with its written charter adopted by the Board, as amended, the Audit Committee assists the Board with fulfilling its oversight responsibility regarding the quality and integrity of the accounting, auditing and financial reporting practices of the Company. A copy of the Audit Committee charter, which has been adopted by the Board and further describes the role and responsibilities of the Audit Committee, is available online in the “Investor Relations” section of our website at www.electromed.com.

In discharging its duties, the Audit Committee:

(1)	reviewed and discussed the audited financial statements included in the Form 10-K for the fiscal year ended June 30, 2015 with management;

(2)	discussed with the independent auditors the matters required to be discussed by the applicable Public Company Accounting Oversight Board standards; and

(3)	received the written disclosures and the letter from the independent accountant required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and discussed with the independent accountant matters relating to their independence.

Based upon the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2015, for filing with the Securities and Exchange Commission.

Audit Committee Stephen H. Craney William V. Eckles Stan K. Erickson (Chair)

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Personnel and Compensation Committee

The current members of the Personnel and Compensation Committee are Mr. Craney (Chair), Ms. Jones and Dr. Winn. Our Board has affirmatively determined that each of the members of the committee satisfy the additional independence requirements for compensation committee members pursuant to the NYSE MKT Company Guide.

The Board has authorized the Personnel and Compensation Committee to, among other duties, develop the Company’s compensation strategy, review compensation policies and plans for the Company’s executive officers, and administer the Company’s compensation plans. Neither the Personnel and Compensation Committee nor the Board engages compensation consultants to assist in determining or recommending the amount or form of compensation for executive officers or directors. The Chief Executive Officer may give the committee input in regard to the compensation of the Chief Financial Officer, but the Chief Executive Officer is not present during voting or deliberations relating to her own compensation. The committee operates under a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.electromed.com. The Personnel and Compensation Committee held three meetings during the most recent completed fiscal year.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Eckles (Chair), Ms. Jones, and Mr. Erickson. Our Nominating and Governance Committee is responsible for oversight of our corporate governance policies and procedures, our codes of conduct and other corporate governance matters. In addition, our Nominating and Governance Committee makes recommendations to our Board regarding candidates for directorships and the size and composition of our Board and its committees. The Nominating and Governance Committee acts pursuant to a written charter approved by the Board, a copy of which is available in the “Investor Relations” section of our website at www.electromed.com. The Nominating and Governance Committee held two meetings during the most recent completed fiscal year.

Director Nominations

The Nominating and Governance Committee is responsible for identifying and recommending director nominees for nomination by the full Board. Shareholders may recommend a nominee to be considered by the Nominating and Governance Committee by submitting a written proposal to the Chairman of the Board, at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Any notice of as shareholder nomination must satisfy the timing and content requirements of our bylaws and must be accompanied by a writing from the proposed nominee consenting to being named as a nominee and to serve as a director if elected.

When selecting candidates for recommendation to the Board, the Nominating and Governance Committee considers the attributes of the candidates and the needs of the Board and reviews all candidates in the same manner, regardless of the source of the recommendation. In evaluating director nominees, the Nominating and Governance Committee seeks to confirm that candidate meets certain minimum qualifications, including being able to read and understand basic financial statements, being familiar with our business and industry, having high moral character and mature judgment, and possessing the ability to work collegially with others. In addition, factors such as the following are also considered:

•	appropriate size and diversity of the Board;

•	needs of the Board with respect to particular talent and experience;

•	knowledge, skills and experience of nominee;

•	experience in domestic and international business matters;

•	familiarity with legal and regulatory requirements;

•	familiarity with accounting rules and practices; and

•	the desire to balance the benefit of continuity with the periodic injection of the fresh perspective provided by a new member.

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The Nominating and Governance Committee does not have a formal diversity policy at this time. However, as summarized above, the Nominating and Governance Committee seeks to nominate candidates with a diverse range of knowledge, experience, skills, expertise, and other qualities that will contribute to the overall effectiveness of the Board. Moreover, potential nominees are not discriminated against on the basis of sex, religion, national origin, sexual orientation, disability or other basis proscribed by law.

SECURITY HOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any shareholder wishing to communicate with the Board should send the communication, in written form, to the Chief Executive Officer of the Company at the Company’s principal place of business at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. The Chief Executive Officer will promptly send the communication to each member of the Board identified on the communication.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

Section 16(a) of Exchange Act requires the Company’s executive officers and directors, and persons who own more than ten percent of the Company’s common stock, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders (“Insiders”) are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company, or written representations from Insiders that no reports were required, the Company believes that during fiscal 2015, all Form 3, Form 4 and Form 5 filing requirements were met, except that Stephen H. Craney filed one late report on Form 4 relating to a purchase of common stock.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our outstanding common stock as of September 22, 2015 by (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers, directors and director nominees as a group; and (iv) each beneficial owner of 5% or more of our outstanding common stock. Ownership percentages are based on 8,163,857 shares of common stock outstanding as of the close of business on September 22, 2015.

Beneficial ownership is determined in accordance with the rules of the SEC. To our knowledge and subject to applicable community property laws, each of the holders of stock listed below has sole voting and investment power as to the stock owned unless otherwise noted. The table below includes the number of shares underlying options that are exercisable within 60 days from September 22, 2015. Except as otherwise noted below, the address for each director or officer listed in the table is c/o Electromed, Inc., 500 Sixth Avenue Northwest, New Prague, Minnesota 56071.

Name	Amount and Nature of Beneficial Ownership		Percentage of Outstanding Shares
Executive Officers and Directors
Kathleen S. Skarvan	90,656	(a)	1.1%
Jeremy T. Brock	64,666	(b)	*
Stephen H. Craney	514,551		6.3%
William V. Eckles	103,732		1.3%
Stan K. Erickson	3,921		*
Lee A. Jones	3,921		*
George H. Winn	596,629	(c)	7.3%

Executive officers and directors as a group (7 persons)	1,378,076	(d)	16.7%

GRT Capital Partners, L.L.C. One Liberty Square, 11th Floor Boston, Massachusetts 02109	509,572	(e)	6.2%
Craig N. Hansen 12920 Highway 55 Minneapolis, MN 55441	473,180	(f)	5.8%
Thomas M. Hagedorn 5985 Columbia Pike #200 Falls Church, Virginia 22401	874,250	(g)	10.7%

*	Less than 1%
(a)	Includes options to purchase 46,667 shares.
(b)	Includes options to purchase 54,667 shares.
(c)	Includes 446,303 shares owned by G&J Winn Family LLLP, of which Dr. Winn and his spouse are general partners.
(d)	Includes options to purchase 101,334 shares.
(e)	Based on Schedule 13G filed with the SEC on February 17, 2015 and reflects beneficial ownership as of December 31, 2014. GRT Capital Partners, L.L.C. may be deemed to be the beneficial owner of these securities by virtue of its role as the investment manager of the investment funds or accounts that own such securities and disclaims beneficial ownership except to the extent of its pecuniary interest in the securities.
(f)	Based on Amendment No. 2 on Schedule 13G/A filed with the SEC on February 12, 2013 and reflects beneficial ownership as of December 31, 2012. Includes 4,800 shares held by spouse.
(g)	Based on Schedule 13G filed with the SEC on February 10, 2011 and reflects beneficial ownership as of December 31, 2010.

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EXECUTIVE COMPENSATION

The following discussion describes the compensation awarded to our two executive officers (collectively, our “named executive officers”):

Name	Age	Title
Kathleen S. Skarvan	59	President and Chief Executive Officer
Jeremy T. Brock	36	Chief Financial Officer

Kathleen S. Skarvan

Ms. Skarvan joined Electromed in December 2012 as Chief Executive Officer, became a director in November 2013 and was appointed to the additional position of President in August 2015. Ms. Skarvan served as Vice President of Operations at OEM Fabricators from November 2011 until October 2012. Prior to her position with OEM Fabricators, Ms. Skarvan served in various roles at Hutchinson Technology Incorporated, most recently as the President of the Disk Drive Components Division from April 2007 until March 2011. As President of the Disk Drive Components Division, Ms. Skarvan managed a public company division with annual revenues in excess of $300 million. Ms. Skarvan also served as a Senior Vice President of Hutchinson Technology Incorporated from December 2010 to March 2011, and as Vice President of Sales & Marketing of the Disk Drive Components Division from October 2003 until April 2007. Ms. Skarvan has a bachelor’s degree from St. Cloud State University.

Jeremy T. Brock

Mr. Brock joined Electromed in August 2011 as controller and principal accounting officer and became the Company’s Chief Financial Officer in October 2011. Prior to joining the Company, Mr. Brock spent five years with the CPA firm CliftonLarsonAllen LLP and focused on performing and managing audit and tax engagements in the manufacturing, distribution and technology sectors. As a Certified Public Accountant, Mr. Brock also has worked on strategic business planning, risk assessments, and the design and implementation of internal controls. Mr. Brock brings additional management and leadership experience from serving in the United States Marine Corps from 1998 to 2002. Mr. Brock has a bachelor’s degree in accounting and finance from the University of Northern Iowa.

Executive Compensation Components for Fiscal 2015

We provide a compensation package to our executive officers, including base salary, cash incentive compensation, certain perquisites and participation in benefit arrangements that are generally available to all salaried employees, such as health and retirement plans. Historically, we have also periodically awarded our executive officers with long-term equity incentive grants in the form of warrants or stock options. Pursuant to their employment agreements, our executives are eligible to participate in any employee benefit plan that provides opportunities to earn equity incentive compensation. Accordingly, our executives are eligible to participate in our equity incentive plans and the Board may grant equity awards to the executives thereunder.

Base Salary

For fiscal 2015, our Chief Executive Officer and Chief Financial Officer had base salaries of $216,993 and $155,000, respectively. Base salaries for our executive officers are determined and paid on a fiscal-year basis and, for fiscal 2015, were established in each executive officer’s Amended and Restated Employment Agreement, both dated July 10, 2014.

In order to provide its recommendations regarding base salaries, including the base salaries set forth in each executive officer’s respective employment agreement, the Personnel and Compensation Committee reviews individual performance and our operating results and considers compensation data for medical device manufacturing companies located in the Midwest. The Personnel and Compensation Committee also considers the Chief Executive Officer’s recommendations as to compensation for the Company’s other executive officer. The Personnel and Compensation Committee uses a subjective process to set base salaries and does not specifically weight any factors. Based upon the information reviewed by the Personnel and Compensation Committee, the Committee makes a recommendation with respect to compensation for the Company’s executive officers and the Board sets the compensation for each of the executive officers based on the information and recommendation provided by the Personnel and Compensation Committee. The Chief Executive Officer is not present during the Personnel and Compensation Committee’s deliberations or voting on her compensation.

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Cash Incentive Compensation

Our Chief Executive Officer and Chief Financial Officer were each eligible to earn cash incentive compensation for fiscal 2015 pursuant to the Fiscal 2015 Officer Bonus Plan established by the Personnel and Compensation Committee. So long as the minimum performance threshold was exceeded, our Chief Executive Officer was eligible to receive cash incentive compensation in an amount equal to between 10% and 60% of her base salary depending upon actual performance against established goals and milestones related to financial and operational performance. After evaluation of actual performance against the established goals, Ms. Skarvan received a cash incentive compensation payment award of $97,647 for fiscal 2015 performance.

So long as the minimum performance threshold was exceeded, our Chief Financial Officer was eligible to receive cash incentive compensation in an amount equal to between 7.5% and 45% of his base salary depending upon actual performance against established goals and milestones related to financial and operational performance. After evaluation of actual performance against the established goals, Mr. Brock received a cash incentive compensation payment award of $52,313 for fiscal 2015 performance.

Equity Incentive Compensation

Our Board and its Personnel and Compensation Committee believe that stock-based compensation promotes the creation of long-term shareholder value and aligns the interests of our management with the interests of our shareholders by ensuring that a portion of their total compensation is at risk and changes in value with the value of our securities. As employees of our company, each of our named executive officers was previously eligible to receive equity compensation pursuant to our 2012 Stock Incentive Plan (the “2012 Plan”) and, after its ratification by our shareholders in November 2014, are eligible to receive equity compensation pursuant to our 2014 Equity Incentive Plan (the “2014 Plan”).

During fiscal 2015, we granted options to purchase our common stock to our Chief Executive Officer and Chief Financial Officer. In accordance with the terms of her employment agreement, we awarded Ms. Skarvan options to purchase 50,000 shares of our common stock pursuant to the 2012 Plan on July 10th 2014. In accordance with the terms of his employment agreement, we awarded Mr. Brock options to purchase 30,000 shares of the Company’s common stock pursuant to the 2012 Plan on July 10th, 2014. Each of the foregoing options have an exercise price of $1.40 per share, expire after 10 years, and are scheduled to vest in substantially equal amounts on the last day of each of the Company’s fiscal years ending June 30, 2015, 2016 and 2017.

Perquisites and Other Benefits

We believe that providing perquisites to our executive officers is beneficial because it improves our ability to retain qualified leaders and is consistent with the practice of similarly-sized companies in our industry. Our executive officers are eligible to participate in our group health, disability and life insurance plans and receive matching contributions to a 401(k) plan, which are benefits that are generally available to all of our full time employees. The goal of these programs is to promote health and welfare benefits. In addition, the employment agreements executed by our Chief Executive Officer and our Chief Financial Officer provide for monthly automobile allowances on behalf of such officers, and our employment agreement with our Chief Executive Officer provides for a monthly housing allowance.

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Compensation Actions for Fiscal 2016

In July 2015, the base salaries of our President and Chief Executive Officer and our Chief Financial Officer were increased for the fiscal year ending June 30, 2016 (“fiscal 2016”) to $237,600 and $170,600, respectively. The composition of the equity compensation to our executive officers was also modified such that one-third is now represented by restricted stock awards and the remaining two-thirds remains represented by options to purchase shares of the Company’s common stock. All of these equity awards are scheduled to vest in three substantially equal increments at the end of each of the following three fiscal years.

In August 2015, the Personnel and Compensation Committee established the Fiscal Year 2016 Officer Bonus Plan (the “Officer Bonus Plan”) for officers of our company, including the named executive officers. The Officer Bonus Plan is effective for fiscal 2016 and provides an opportunity for each participant to earn an annual cash bonus, 50% of which will be based on the achievement of target earnings before taxes and 50% of which will be based on two strategic initiatives supporting long-term growth and profitability. If minimum earnings before taxes are achieved, then Ms. Skarvan and Mr. Brock would be eligible to receive a bonus equal to 12.50% and 7.50%, respectively, of their annual base salary. If target earnings before taxes are achieved, then Ms. Skarvan and Mr. Brock would be eligible to receive a bonus equal to 25.00% and 15.00%, respectively, of their annual base salary. Thirty percent of any earnings before taxes exceeding the target will be allocated to a bonus pool for all bonus-eligible employees and allocated among the bonus-eligible employees pro rata based on his or her targeted bonus payout. Depending on achievement of the strategic initiatives, each of the named executive officers would be eligible to receive an additional bonus amount equal to between 6.25% and 37.50% of annual base salary with respect to Ms. Skarvan and between 3.75% and 22.50% of annual base salary with respect to Mr. Brock.

Employment Agreements

Chief Executive Officer

Effective July 1, 2014, we entered into an Amended and Restated Employment Agreement with Ms. Skarvan (the “Skarvan Employment Agreement”). The Skarvan Employment Agreement amends and restates the prior Employment Agreement between the Company and Ms. Skarvan, effective December 1, 2012, as amended July 1, 2013. The Skarvan Employment Agreement provides for a renewed term of employment, commencing July 1, 2014 and continuing through June 30, 2016, automatically renewing for successive one-year periods, unless terminated earlier in accordance with its terms. The Skarvan Employment Agreement established an annualized base salary of $216,993 for Ms. Skarvan, which is subject to annual review and increase by the Board. Such increases in the base salary are to be negotiated in good faith and shall not be less than 0.0333 of her then-current base salary upon completion of one year of service, subject to approval by the Board following review of the Company’s progress toward meeting performance goals.

For fiscal 2015 and fiscal 2016, Ms. Skarvan is entitled to be eligible to receive a bonus in a maximum aggregate amount of 40% of her base salary if she achieves the goals and milestones set forth in the applicable bonus plan implemented for each fiscal year. Notwithstanding this provision, the Board and its Personnel and Compensation Committee used 40% as the target bonus amount for Ms. Skarvan’s total bonus eligibility under the Fiscal 2015 Officer Bonus Plan and have established 50% as the target bonus amount for her total bonus eligibility under the Fiscal 2016 Officer Bonus Plan.

The Skarvan Employment Agreement may be terminated at any time by either party. If the Skarvan Employment Agreement is terminated by the Company without cause or by Ms. Skarvan for good reason (as both are defined in the Employment Agreement), the Company may be required to pay severance to Ms. Skarvan in a lump sum equal to one year of her then-current base salary. If the Skarvan Employment Agreement is terminated by Ms. Skarvan within six months following a change in control (as defined in the Skarvan Employment Agreement), the Company may be required to pay severance to Ms. Skarvan in a lump sum equal to one year of her then-current base salary. Any severance paid to Ms. Skarvan will be paid in exchange for Ms. Skarvan’s release of claims against the Company and her compliance with the separate Non-Competition, Non-Solicitation, and Confidentiality Agreement between Ms. Skarvan and the Company, dated December 1, 2012, which provides that Ms. Skarvan will not, during the term of her employment and for the 12 months following her termination with the Company, (i) compete with the Company or (ii) solicit any customers, employees, or business contacts of the Company.

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Chief Financial Officer

Effective July 1, 2014, we entered into an Amended and Restated Employment Agreement with Mr. Brock (the “Brock Employment Agreement”). The Brock Employment Agreement amends and restates the prior Employment Agreement between the Company and Mr. Brock, effective December 1, 2012, as amended July 1, 2013. The Brock Employment Agreement provides for a renewed term of employment, commencing July 1, 2014 and continuing through June 30, 2016, automatically renewing for successive one-year periods, unless terminated earlier in accordance with its terms. The Brock Employment Agreement established an annualized base salary of $155,000 for Mr. Brock, which is subject to annual review and increase by the Board. Such increases in the base salary are to be negotiated in good faith and shall not be less than 0.0333 of his then-current base salary upon completion of one year of service, subject to approval by the Board following review of the Company’s progress toward meeting performance goals.

For fiscal 2015 and fiscal 2016, Mr. Brock is entitled to be eligible to receive a bonus in a maximum aggregate amount of 30% of his base salary if he achieves the goals and milestones set forth in the applicable bonus plan implemented for each fiscal year. Notwithstanding this provision, the Board and its Personnel and Compensation Committee have used 30% as the target bonus amount for Mr. Brock’s total bonus eligibility under the Fiscal 2015 and Fiscal 2016 Officer Bonus Plans.

The Brock Employment Agreement may be terminated at any time by either party. If the Brock Employment Agreement is terminated by the Company without cause or by Mr. Brock for good reason (as both are defined in the Employment Agreement), the Company may be required to pay severance to Mr. Brock in a lump sum equal to one year of his then-current base salary. If the Brock Employment Agreement is terminated by Mr. Brock within six months following a change in control (as defined in the Brock Employment Agreement), the Company may be required to pay severance to Mr. Brock in a lump sum equal to one year of his then-current base salary. Any severance paid to Mr. Brock will be paid in exchange for Mr. Brock’s release of claims against the Company and his compliance with the separate Non-Competition, Non-Solicitation, and Confidentiality Agreement between Mr. Brock and the Company, dated October 18, 2011, which provides that Mr. Brock will not, during the term of his employment and for the 12 months following his termination with the Company, (i) compete with the Company or (ii) solicit any customers, employees, or business contacts of the Company.

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Summary Compensation Table for Fiscal 2015

The following table provides information regarding the compensation earned during fiscal 2015 and fiscal 2014 by our named executive officers:

Name and principal position	Fiscal Year	Salary ($)(a)	Option awards ($)(b)	Non-equity incentive plan compensation ($)(c)	All other compensation ($)	Total ($)
Kathleen S. Skarvan	2015	216,993	47,468	97,647	16,410(d)	378,518
President and Chief Executive Officer	2014	210,000	13,185	—	16,188(e)	239,373
Jeremy T. Brock	2015	155,000	28,481	52,313	11,193(f)	246,987
Chief Financial Officer	2014	150,000	8,790	—	10,992(g)	169,782

(a)	Amounts shown are not reduced to reflect the named executive officers’ elections, if any, to contribute portions of their salaries to 401(k) plans.

(b)	The values of option awards in this table represent the fair value of such awards granted during the fiscal year, as computed in accordance with FASB ASC 718 (formerly FAS 123(R)). The assumptions used to determine the valuation of the awards are discussed in Note 7 to our consolidated financial statements, included in the Company’s Annual Report on Form 10-K for the 2015 fiscal year, filed with the SEC on September 15, 2015.

(c)	Represents payments made under the Fiscal 2015 Officer Bonus Plan. See the discussion under “Executive Compensation Components for Fiscal 2015 — Cash Incentive Compensation” above.

(d)	Includes a Company match of $6,810 to Ms. Skarvan’s 401(k) plan.

(e)	Includes a Company match of $6,588 to Ms. Skarvan’s 401(k) plan.

(f)	Includes a Company match of $6,393 to Mr. Brock’s 401(k) plan.

(g)	Includes a Company match of $6,192 to Mr. Brock’s 401(k) plan.

Outstanding Equity Awards at June 30, 2014

The following table sets forth certain information regarding equity awards granted to our named executive officers outstanding as of June 30, 2015:

	Option Awards
Name	Number of securities underlying unexercised options (# Exercisable)	Number of securities underlying unexercised options (# Unexercisable)		Option exercise price ($)	Option expiration date
Kathleen S. Skarvan	20,000	—		1.75	12/02/2022
	10,000	5,000	(a)	1.31	06/30/2023
	16,667	33,333	(b)	1.40	06/30/2024

Jeremy T. Brock	18,000	—		2.53	05/29/2022
	20,000	—		1.59	11/14/2022
	6,666	3,334	(c)	1.31	06/30/2023
	10,000	20,000	(d)	1.40	06/30/2024

(a)	Scheduled to vest with respect to 5,000 shares on June 30, 2016.

(b)	Scheduled to vest with respect to 16,667 shares on June 30, 2016 and 16,666 shares on June 30, 2017.

(c)	Scheduled to vest with respect to 3,334 shares on June 30, 2016.

(d)	Scheduled to vest with respect to 10,000 shares on each of June 30, 2016 and 2017.

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DIRECTOR COMPENSATION

In fiscal 2015, each non-employee director was paid $1,000 for each Board meeting the director attended and the members of the Audit, Personnel and Compensation, and Nominating and Governance Committees were paid a $1,000 retainer for service in the first fiscal quarter and a $500 retainer for the second, third and fourth fiscal quarters. Compensation for Board and committee members is expected to be re-evaluated in connection with a re-determination of committee composition following the Annual Meeting.

During fiscal 2015, the Board, upon recommendation of its Personnel and Compensation Committee, determined that each non-employee director will receive an annual grant of restricted stock as a component of his or her compensation for service as a director of the Company. Accordingly, each non-employee director received a grant of 3,921 shares of restricted stock pursuant to the 2014 Plan on December 5, 2014. Future restricted stock awards are expected to be granted to non-employee directors on or about the date of the applicable year’s annual meeting of shareholders.

The following table provides information regarding compensation paid to and earned by non-employee directors during fiscal 2015:

Non-Employee Director	Stock Awards ($)(a)	Fees Earned or Paid in Cash ($)	Total ($)
Stephen H. Craney	9,999	9,000	18,999
William V. Eckles	9,999	10,000	19,999
Stan K. Erickson (b)	9,999	7,500	17,499
Darrel L. Kloeckner (c)	—	2,500	2,500
Lee A. Jones (d)	9,999	8,000	17,999
George H. Winn, DDS	9,999	6,500	16,499

(a)	The amounts shown in this column represent the grant-date fair value of restricted stock awards computed in accordance with FASB ASC Topic 718. See Note 7, Share-Based Payments, to our audited financial statements included in our Annual Report on Form 10-K for fiscal 2015 for a description of our accounting for these awards and the assumptions used in valuing the awards. All of these shares were eligible to receive dividends paid on our common stock while restricted and vested six months after the date of grant.

(b)	Mr. Erickson became a director on November 21, 2014.

(c)	Mr. Kloeckner ceased service as a director on November 21, 2014.

(d)	Ms. Jones became a director on August 26, 2014.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information concerning equity compensation arrangements as of June 30, 2015:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans
Equity compensation plans approved by security holders	163,000	(a)	$1.58 per share	630,395	(b)
Equity compensation plans not approved by security holders(c)	331,900		$3.03 per share	N/A
Total	494,900		$2.55 per share	N/A

(a)	Consists of shares underlying equity awards issued pursuant to the 2012 and 2014 Plans.

(b)	Consists of shares available for future awards under the 2014 Plan. Upon shareholder approval of the 2014 Plans the Board determined no further awards will be issued under the 2012 Plan.

(c)	Consists of shares underlying equity awards and warrants issued prior to our initial public offering.

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CERTAIN TRANSACTIONS AND BUSINESS RELATIONSHIPS

Pursuant to its charter, our Audit Committee is responsible for reviewing and approving in advance any related party transaction, which consists of any transaction or series of transactions that occur during a fiscal year for which:

•	the amounts involved exceeded the lesser of $120,000 or one percent of the average of our total assets at the end of the applicable fiscal year; and

•	a director, executive officer, beneficial owner of more than 5% of any class of our voting securities or any member of their immediate family had or will have a direct or indirect material interest.

In determining whether to approve or ratify a related party transaction, the Audit Committee considers all of the relevant facts and circumstances available to it, including, among any other factors it deems appropriate: (i) the benefits to the Company of the transaction; (ii) the nature of the related party’s interest in the transaction; (iii) whether the transaction would impair the judgment of a director or executive officer to act in the best interests of the Company and our shareholders; (iv) the potential impact of the transaction on a director’s independence; and (v) whether the transaction is on terms no less favorable than terms generally available to an unrelated third party under the same or similar circumstances. If a member of the Audit Committee is a related party with respect to a transaction under review, he or she abstains from voting on the approval of the transaction.

The Company purchases electronic parts from RiverSide Electronics, Ltd. (“RiverSide”), an entity which is solely owned by Stephen H. Craney, a director. During fiscal 2014 the Company made payments to RiverSide of approximately $237,000. During fiscal 2015, the amount of such payments was less than $120,000. The Audit Committee has determined that the terms of its transactions with RiverSide are consistent with what could be obtained in an arm’s length transaction with an unrelated party.

Since the beginning of fiscal 2014, there have been no other related party transactions.

OTHER MATTERS

The Board knows of no other matters which may be brought before the Annual Meeting. If any other matters are presented at the meeting on which a vote may properly be taken, the persons named as proxy holders in the enclosed proxy card will vote thereon in accordance with their best judgment.

ADDITIONAL INFORMATION

Our annual report on Form 10-K for fiscal 2015, as filed with the SEC, is available on the SEC’s Internet site, www.sec.gov, and our corporate website, www.electromed.com, under “Investor Relations.” A copy of the Annual Report will be sent to any shareholder without charge upon written request addressed to the attention of our Chief Executive Officer at 500 Sixth Avenue Northwest, New Prague, Minnesota 56071. Additional copies of the annual report on Form 10-K, this proxy statement and the accompanying form of proxy may be obtained from our Chief Executive Officer, at the address above. Copies of exhibits to the annual report on Form 10-K may be obtained upon payment to us of the reasonable expense incurred in providing such exhibits.

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ELECTROMED, INC.
500 SIXTH AVENUE NW
NEW PRAGUE, MN 56071

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M96681-P69794	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ELECTROMED, INC.		For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:		All	All	Except

1.	Election of Directors	☐	☐	☐

Nominees:

	01) Stephen H. Craney	04) Lee A. Jones
	02) William V. Eckles	05) Kathleen S. Skarvan
	03) Stan K. Erickson	06) George H. Winn

The Board of Directors recommends you vote FOR proposals 2 and 3.						For	Against	Abstain

2.	To ratify appointment of McGladrey LLP as our independent registered public accounting firm.					☐	☐	☐

3.	To approve on a non-binding and advisory basis, our executive compensation.					☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]		Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Annual Report on Form 10-K, Notice and Proxy Statement, and Shareholder Letter are available at www.proxyvote.com.

M96682-P69794

ELECTROMED, INC. Annual Meeting of Shareholders November 13, 2015 10:00 AM This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Stephen H. Craney and Kathleen S. Skarvan, or either of them, as proxies, each with the power to appoint his/her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ELECTROMED, INC. that the shareholder(s) is/are entitled to vote at the Annual Meeting of Shareholders to be held at 10:00 AM, CST on November 13, 2015 at 628 Sixth Street North West, New Prague, MN 56071, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors’ recommendations.

Continued and to be signed on reverse side